                                                                   EXHIBIT 10.30



          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                                    AGREEMENT

           This Agreement is made as of September 29, 1997 between Evans Medical Limited whose head office is situated at Evans House, Regent Park, Kingston Road, Leatherhead, Surrey KT22 7PQ, United Kingdom (hereinafter referred to as "Evans") and OraVax, Inc., a Delaware corporation, 38 Sidney Street, Cambridge, Massachusetts, 02139, U.S.A. (hereinafter referred to as "OraVax").

                                    WHEREAS:

         A. Evans is engaged in the development, manufacture, marketing and sale of a vaccine against yellow fever ("YF");

         B. Evans seeks assistance in the conduct and monitoring of Phase III Clinical Trials (as such term is defined in Section 1.1) in the United States;

         C. Evans seeks a collaboration with a reputable and experienced vaccine company in the United States to market the Product (as such term is defined in Section 1.1) in the United States;

         D. OraVax is an experienced participant in the pharmaceutical and vaccine business in the United States, with special expertise concerning YF vaccines;

         F. Evans and OraVax have conducted market research in the United States which indicates that there is a substantial and potentially profitable market for an effective YF vaccine product;

         G. Evans and OraVax each wish to participate in certain clinical studies, the regulatory approval, marketing and distribution of the Product as described herein and in return to receive benefits arising from the commercial exploitation of such Product in the Product Territory (as such term is defined in Section 1.1).

                                   WITNESSETH

         NOW, THEREFORE, in consideration of the mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Evans and OraVax hereby agree as follows:

                    SECTION 1. DEFINITIONS AND INTERPRETATION

         1.1 When used in this Agreement, the following terms shall have the following meanings:

                  (a) "Additional Periods" shall be as defined in Section 3.3.

                  (b) "Budgets" shall mean the agreed budgets for clinical trials and/or promotional activities as described in Sections 2.4 and 3.10, respectively.

                  (c) "cGCP Regulations" shall mean regulations set forth in Parts 50 and 56 of Volume 21 of the U.S. Code of Federal Regulations pertaining to ethical and scientific quality standards for designing, conducting, recording and reporting clinical trials that involve the participation of human subjects.

                  (d) "Confidential Information" shall be as defined in Section 9.2.

                  (e) "Damages" shall mean all actions, claims, demands, losses, damages, costs and expenses whatsoever, wheresoever and howsoever arising.

                  (f) "Evans" shall be as defined in the first paragraph of this Agreement.

                  (g) "FDA" shall mean the United States Food and Drug Administration or any successor thereof.

                  (h) "GM" shall mean the gross margin from sales of the Product in the Product Territory calculated as per the example in Section 5.2.

                  (i) "GM Target" shall mean the minimum GM mutually agreed upon by the Parties from time to time. The GM Target shall initially be mutually agreed upon by the Parties at least six months prior to the anticipated date of Product Approval.

                  (j) "ICH" shall mean the International Conference on Harmonisation.

                  (k) "IND" shall mean Investigational New Drug application.

                  (l) "Initial Period" shall be as defined in Section 3.2.

                  (m) "OraVax" shall be as defined in the first paragraph of this Agreement.

                  (n) "Parties" shall mean Evans and OraVax.

                  (o) "Phase III Clinical Trials" shall mean all clinical trials conducted in support of Product Approval and prior to the date of approval of the PLA by FDA. Unless specifically otherwise stated, all references in this Agreement to trials, clinical trials and vaccine trials shall be deemed to be references to Phase III Clinical Trials.

                  (p) "Phase IV Clinical Trials" shall mean clinical trials conducted with approved Product subsequent to first grant of Product Approval.

                  (q) "PLA" shall mean U.S. Product License Application relating to the Product.

                  (r) "Product" shall mean Evans's YF 17D vaccine product manufactured to comply with the specifications approved by the Medicines Control Agency in the United Kingdom and described in Evans's current data sheet supplied with its YF 17D vaccine in the United Kingdom and any improvements thereon.

                  (s) "Product Approval" shall mean approval of the PLA and issuance of a product license for Product by the FDA.

                  (t) "Product Territory" shall mean the United States.

                  (u) "Trademarks" shall be as defined in Section 8.1.

                  (v) "YF" shall be as defined in Recital A to this Agreement.

         1.2 In the interpretation of this Agreement unless inconsistent with the context or the subject matter:

                  (a) References to the singular shall include references to the plural and vice versa;

                  (b) References to clauses and Schedules are references to clauses and Schedules of this Agreement;

                  (c) References to persons shall include references to all legal entities including but not limited to bodies corporate and vice versa;

                  (d) Words denoting any gender shall include all genders;

                  (e) Clause headings shall in every case be disregarded.

                 SECTION 2. CLINICAL TRIALS, PRODUCT DEVELOPMENT
                    AND COMPLIANCE WITH LAWS AND REGULATIONS

         2.1 Application for PLA by Evans.

                  (a) The Parties shall cooperate and work in good faith to obtain Product Approval in the Product Territory. OraVax and Evans shall, in accordance with this Agreement, provide such assistance to one another as both Parties agree is reasonable and necessary to obtain Product Approval. It is the intention of the Parties that OraVax shall be permitted to accompany Evans to all meetings with the FDA concerning Product Approval in the Product Territory. Evans shall supply OraVax with copies of all information that may be relevant to obtaining Product Approval and all written documentation submitted by Evans to the FDA concerning the Product Approval, as well as permission to cross file against existing submissions of Evans to the FDA, as necessary to file a U.S. IND for the Product.

                  (b) OraVax acknowledges that Evans will be the holder and sole legal and beneficial owner of the PLA and all documents used to support the PLA. Notwithstanding any other provision set forth in this Agreement, access of OraVax to a PLA shall at all times be subject to the discretion of Evans and in any event only for the strict purposes of this Agreement.

                  (c) OraVax acknowledges that at all times Evans shall remain the owner and manufacturer of the Product and shall be so identified on labels, package literature and other marketing materials in the format requested by Evans, subject to FDA requirements.

                  (d) OraVax acknowledges that, except for the specific distribution rights granted in this Agreement, OraVax will not acquire any rights, including but not limited to intellectual property rights, in or in relation to the Product or Evans's business.

         2.2 Conduct of Clinical Trials by OraVax. OraVax agrees to assist in conduct of clinical trials relating to Product Approval in the Product Territory. OraVax and Evans shall mutually agree on the objective and design of clinical trials, and shall review and agree on proposals, case report forms, consent forms, and the statistical analysis plan. OraVax shall be responsible for the selection of clinical investigators (which investigators shall be suitably qualified and able to conduct the clinical trials in accordance with the protocol agreed upon by OraVax and Evans); negotiation of clinical trials agreements and payments to investigators; implementation and clinical monitoring of the trials; preparation and distribution of study documents, including complete clinical trials binders; adverse event reporting; collection, storage and shipment of serum specimens to Evans for serological testing;

          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


and analysis of data. Unless otherwise requested by Evans, OraVax and Evans shall jointly prepare all clinical trial reports, including reports to the FDA; provided, however, that final approval of such reports shall in all cases be made by Evans. OraVax shall prepare and maintain study specific SOPs as needed, and will ensure the complete documentation of the trials. OraVax shall ensure that trials are conducted in accordance with cGCP Regulations, the tripartite harmonised guidelines issued by the ICH and the Declaration of Helsinki, and meet all necessary standards required in support of the PLA. OraVax shall maintain in force clinical trials insurance adequate to cover estimated liability that may arise in relation to these trials, the amount of which shall be mutually agreed upon by OraVax and Evans; provided, however, that in no event shall OraVax maintain clinical trials insurance in an amount less than [**].

           2.3 Reports and Data from Clinical Trials. OraVax agrees to provide Evans with data and reports when generated from all clinical trials and in a timely manner. OraVax and Evans shall discuss and agree on procedures for data handling and analyses required in support of IND and PLA filings.

           2.4 Payment for OraVax Costs. OraVax and Evans will discuss in good faith all actions related to clinical trials and shall agree in advance on the Budgets for the trials; provided, however, that Evans shall have the right to final approval of the Budgets. As will be provided specifically in the Budgets, Evans shall pay OraVax for salary and reasonable and customary indirect costs of such OraVax staff as the Parties shall have mutually agreed to be reasonably necessary to be deployed to support the agreed-upon clinical trials. To the extent that the following may be specified in the Budget, or as otherwise agreed by Evans in writing, Evans shall pay all necessary and reasonable external costs of the trials, including payments to clinical investigators, overhead charges to investigator institutions, specimen handling and shipping costs, statistical services, monitoring services and travel, safety laboratory tests, and other out-of-pocket costs incurred by OraVax or its contractors. In the event that OraVax and Evans fail to agree on the Budgets, this Agreement shall terminate in accordance with Section 14.1(c), and each Party shall not incur any costs for the account of the other during the given notice period.

           2.5 Supply and Materials for Clinical Trials. Evans agrees to provide OraVax with the supplies of Product, including diluent, reasonably necessary to conduct clinical trials in accordance with the agreed upon protocol, at no cost to OraVax. As required by trial design, Evans will supply placebo vaccine and will randomize and appropriately label active and placebo vaccine to be used in double-bind trials, at no cost to OraVax. Evans will provide to OraVax a description of the vaccine and/or technical documentation necessary for OraVax to prepare an investigator's brochure for distribution in advance of vaccine trials. It is hereby agreed that the information to be provided by Evans may be in the form of package inserts supplied with approved Product in the U.K.

           2.6 Neutralization Tests. Evans will perform neutralization tests and any other special serological studies on samples collected during the clinical trial. If Evans is unable to conduct these tests, OraVax or a third party may perform them, as mutually agreed by both Parties. Evans shall pay the previously agreed cost associated with the performance of these tests.

           2.7 Phase IV Clinical Trials. OraVax and Evans acknowledge that it may be desirable to conduct certain Phase IV Clinical Trials in the Product Territory. The Parties agree to discuss opportunities for increasing market share by such additional clinical trials aimed at broadening clinical indications and demonstrating safety in subgroups requiring the vaccine (e.g. HIV-infected subjects). Any such Phase IV Clinical Trials in the Product Territory shall be conducted in a collaborative manner.

           2.8 Non-Solicitation. Unless otherwise agreed, the Parties shall not solicit the employment of any person who at the time of such solicitation is an employee of the other.


                      SECTION 3. MARKETING AND DISTRIBUTION

           3.1 Appointment as Distributor. Evans hereby appoints OraVax, and OraVax hereby agrees to act as the exclusive marketer and distributor to civilian and military markets in the Product Territory of the Product and OraVax hereby agrees to act in that capacity subject to the terms and conditions of this Agreement.

           3.2 Term. The initial term of OraVax's appointment under this Agreement shall commence on the date of this Agreement and end five years after the date of grant of the Product Approval for the Product (the "Initial Period").

           3.3 Renewals. This Agreement shall continue to be automatically renewed for successive periods of two (2) years after the Initial Period (the "Additional Periods") unless terminated in accordance with Section 14.

           3.4 Identification of OraVax as Distributor. OraVax shall be acknowledged as the distributor of the Product on labels, package literature and other marketing materials prepared for the Product Territory in a format acceptable to and required by the FDA, and to be mutually agreed upon by OraVax and Evans. The Parties agree that an unintentional failure by either Party to comply with this Section 3.4 shall not constitute grounds for termination of this Agreement under Section 14.

           3.5 Exclusive Appointment. Evans agrees not to appoint any other person to act as its distributor for the Product in the Product Territory during the currency of this Agreement except that for transitional purposes Evans may, during the period of six months expiring with the termination hereof, appoint OraVax's successor (if any) and allow such successor to make himself known as Evans's distributor able to do business from a specified date being the day after the termination hereof.

           3.6 No Sales in the Territory by Evans. For the duration of OraVax's exclusive rights in the Product Territory granted hereunder, Evans will not undertake to sell the Product to any person, company or firm for resale in the Product Territory and not to sell the Product to any person, company or firm residing or trading outside the Product Territory which Evans has reasonable grounds to believe is purchasing the Product for the purpose of re-selling the Product in the Product Territory.

           3.7 No Sales outside the Territory by OraVax. OraVax shall not sell the Product outside the Product Territory or sell the Product to a third party within the Product Territory where there are reasonable grounds for OraVax to believe that the third party may, whether directly or indirectly, sell or cause to be sold the Product outside the Product Territory.

           3.8       Expansion of Product Territory.

                     (a) OraVax may identify opportunities for expansion of sales of the Product outside the Product Territory, other than in markets already served by Evans, its affiliates or preexisting licensees. OraVax shall inform Evans of any such opportunity and of its wish to pursue such opportunity. Evans shall notify OraVax whether or not the territory in question is available to OraVax with regard to distribution of the Product and in the event that Evans notifies OraVax that such territory is so available Evans shall afford to OraVax for a period of 60 days after such notification by Evans a right of first negotiation with respect to entering into arrangements for distribution of the Product in any such new territory. In the event that Evans agrees to OraVax pursuing any such opportunity, OraVax shall inform Evans on a timely basis of all subsequent discussions regarding such market expansion. Evans shall have the final right to approve the terms of such expansion of the Product Territory covered by this Agreement. It is the intention of the Parties to expand the market for the Product to as many countries outside the U.S. as possible. Upon expiration of such 60-day period, or upon earlier notice from OraVax that OraVax does not wish to negotiate for the right to distribute the Product in the specified expanded market, Evans shall be free to negotiate with third parties concerning distribution in such market.

                     (b) Specifically with regard to the expansion of the Product Territory under this Section 3.8, OraVax is not an agent for Evans and is not authorized to and shall not enter into any negotiation on behalf of Evans and therefore shall not represent to any party that it is employed by or acting on behalf of Evans in any capacity and further agrees that Evans shall have no obligation to OraVax to enter into any transaction (no matter how far negotiations have proceeded with respect to the transaction) and in doing so incur no obligation to OraVax or any third party.

                     (c) This Section 3.8 shall not apply if OraVax introduces to Evans a party with whom Evans or any of its affiliates has already been in contact regarding distribution of the Product or if Evans or any of its affiliates has not been in contact but knew of the existence either from that party directly or from another intermediary.

           3.9 OraVax's Status as Independent Contractor. The relationship between the Parties is that of seller and buyer and shall not be deemed to be that of principal/agent, joint venture, partnership or otherwise. Otherwise than as expressly permitted by this Agreement, OraVax is not authorized to act on behalf of Evans and shall not act or purport to act to obligate or bind Evans or hold itself out as entitled to obligate or bind Evans in any way without the express written consent of Evans, but shall act as an independent contractor buying for itself and selling in its own name and at its own risk subject only to Section 13.1.

           3.10 Promotional Efforts of OraVax. OraVax shall exercise its best efforts to promote, extend and increase market share of the Product in the Territory, including negotiations with the U.S. Armed Forces in order to obtain the military market, and promotion of the Product at major consumer group meetings, including the American Society of Tropical Medicine & Hygiene and the Travel Medicine Society. Subject to Budget approval by the Parties, OraVax and Evans shall share equally the costs for such exceptional promotional activities.

           3.11 Promotional Material. Evans shall supply to OraVax at no cost one copy of any marketing materials used by Evans in relation to the Product and that may be used by OraVax in the production of marketing materials within the Product Territory. OraVax shall be permitted to make additional copies of such marketing materials at its expense. OraVax agrees not to use any sales aids or promotional materials that have not been supplied or approved by Evans. OraVax shall be responsible for filing copies of all promotional materials with the FDA in accordance with applicable FDA regulations, and for ensuring that such materials comply with applicable FDA regulations.

           3.12 Sales Targets. OraVax shall use its best efforts to meet the minimum sales targets set forth on Schedule 3 to this Agreement, as such
Schedule 3 may be amended from time to time with the written agreement of the Parties. The Parties agree to review sales targets within six months following Product Approval and on an annual basis thereafter.

          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


           3.13      OraVax's Conduct.  OraVax shall not:

                     (a) pledge the credit of Evans or affiliates of Evans in any way;

                     (b) engage in any conduct which in the opinion of Evans is prejudicial to Evans's business or the marketing of the Product; or

                     (c) be concerned or interested in the development, manufacture, sale, promotion, marketing or importation into the Product Territory of any goods which may compete directly or indirectly with sales of the Product.

           3.14 Obligations of Evans. Evans shall not be under any obligation to manufacture or to continue the manufacture of the Product and may at any time make such alterations to the Product's specifications as it thinks fit or as are required by the FDA or other applicable regulatory authority including changes in the design, production or packaging or by the withdrawal of the Product.

           3.15      Packaging of the Product.

                     (a) Evans will supply the Product in packed form as agreed by the Parties at the time of placing an order and approved by the FDA.

                     (b) The Product will be supplied in Evans packaging, subject to the provisions of Section 3.4. The packaging and all package inserts will be in the English language. OraVax shall be responsible for ensuring that the specifications for packaging and packaging inserts comply with the requirements of the FDA. Any subsequent modification required by the FDA shall be made known to Evans in writing by OraVax within ten (10) days of the time which OraVax first becomes aware of it. The packaging shall include, in a form acceptable to Evans, an acknowledgment that the Product is manufactured by Evans and that the Trademarks are registered trademarks of Evans.


                          SECTION 4. SUPPLY OF PRODUCT

           4.1 Forecasts of Product Requirements. At least [**] prior to the expected date of the first Product Approval, OraVax shall provide to Evans (separately for civilian and military markets) a written forecast by calendar quarter (or part thereof as the case may be) of its expected requirement of Product for the period of twelve months immediately following the grant of Product Approval. Such forecast shall be

          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


updated within ten days of commencement of each calendar quarter. Evans shall indicate in writing whether it accepts each such forecast and upon written acceptance by Evans of each forecast the amount of Product specified in relation to the fourth calendar quarter of each such forecast shall constitute and be deemed by the Parties a binding order for Product to be supplied by Evans to OraVax on the terms of this Agreement (a "Binding Order") provided that in respect of each Binding Order the amount of Product specified shall be within the range plus or minus [**] of the amount of Product first accepted by Evans in relation to the calendar quarter in question.

           4.2 Orders. OraVax shall submit written orders for supply of Product at least twelve weeks prior to the date that it requires delivery of Product by Evans each such actual order shall be for a reasonable quantity of Product and in any event the amount of Product ordered by OraVax shall be in accordance with the Binding Orders accepted by the Parties pursuant to Section 4.1 above.

           4.3 Binding Effect of Orders. Orders from OraVax shall be binding on the Parties upon written acceptance by Evans.

           4.4 Supply. Evans shall use its reasonable commercial efforts to supply the Products in accordance with such Binding Orders.

           4.5 Stocks of the Product. Evans shall maintain stocks of the Product consistent with OraVax's sales forecasts. OraVax shall maintain stocks to supply the Product sufficient to meet customer demand under normal market conditions, such quantities to be defined by the Parties and reviewed periodically. In the event of an emergency, such as a YF epidemic in the Product Territory or actual orders from OraVax in excess of the Binding Order quantities, Evans shall exercise reasonable efforts to supply the Product in quantity sufficient to meet increased demand but always subject to Evans's previous commitments and to the availability of sufficient stock of the Product on short notice.

           4.6 Marketing Plans. A strategy for promoting the Product and for increasing market share will be developed between both Parties and carried out by OraVax. OraVax shall prepare a marketing plan for each calendar year and will submit such plans to Evans for review at least 90 days before the commencement of each calendar year. The marketing plan shall include priorities for promoting the Product, sales forecasts and product positioning and such other information as the Parties shall reasonably require.

          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                          SECTION 5. PRICE AND PAYMENT

           5.1 Share of Gross Margin. Evans and OraVax agree to share the GM [**] except in the case that the GM achieved on sales of Product is less than the GM Target in force at the date payment is due from OraVax to Evans in which case OraVax shall retain [**] of the GM calculated in accordance with Section
5.2 and the balance shall be remitted to Evans provided that the amount remitted to Evans shall in no event be less than Evans Cost of Production at the time payment is due, plus [**] of Evans Cost of Production. Evans shall invoice OraVax for Product ordered by OraVax in accordance with Section 4.3 at the time of shipment by Evans at prices that provide for reimbursement of Evans Cost of Production, being the cost of manufacturing, packaging, release testing, delivery, insurance, freight, taxes, and duties plus a further [**] of such Cost of Production. OraVax Cost of Sales shall be cost of handling and shipping Product to its customers and any taxes, duties or tariffs paid by OraVax in respect of the Product.

           5.2 Calculation of Gross Margin. The following is an example of a calculation of the sharing of GM under this Agreement (numbers are not actuals):

                     Gross sales price received by OraVax               $  1.00
                               Deduct:    -    [**]

                     Gross Margin                                       [**]
                     Amount payable to Evans by
                                    OraVax [**]                         [**]

           5.3 Audit and Inspection. OraVax shall maintain complete sales documentation, and Evans shall maintain complete production documentation. Each Party shall have a right to audit and take copies of sales or production documentation (as the case may be) of the other Party to verify correctness of Cost of Production, Cost of Sales or GM, as the case may be, and to inspect storage facilities used by the other Party in connection with storage and handling of the Product; provided that audits contemplated by this Section 5.3 shall be conducted no more than once per year per Party by an independent third party and at the cost of the Party conducting the audit unless a material difference in the Cost of Production, Cost of Sales or GM is found, in which case the Party subject to the audit shall forthwith pay to the other Party the amounts found to be due and shall further bear the reasonable costs of the audit.


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
           5.4 Payment for Product Shipped. On the last day of each month, OraVax shall make a single payment by wire transfer to Evans. This payment shall include Evans's share of the GM on sales of Product for which OraVax was due to be paid by its customers during the immediately preceding month without regard to whether or when OraVax is paid by customers (for example, amounts due to Evans that relate to customer payments due to OraVax on June 3 and June 29 shall be paid by OraVax to Evans on July 31, even if OraVax did not in fact receive such customer payments on their respective due dates), and payment of invoices received from Evans pursuant to Section 5.1 in the preceding month. OraVax shall provide with each payment a statement including the Evans invoice numbers and amounts and details of the calculation of GM.

           5.5 Payment in U.S. Dollars. All payments required to be made pursuant to this Agreement shall be made in United States Dollars unless otherwise agreed in writing between the Parties


                SECTION 6. PACKING, DELIVERY AND RISK IN TRANSIT

           6.1 Evans will pack the Product suitable for delivery and deliver each shipment of Product to the Premises in the Product Territory as shall be designated by OraVax and agreed by Evans. Evans shall invoice Product F.O.B. OraVax's Cambridge, Massachusetts premises (the "Premises").

           6.2 Acceptance of, and risk in, the Product by OraVax shall be deemed to have taken place upon delivery of a packed consignment to the Premises. Notwithstanding the foregoing, Evans shall retain title to the Product until Evans has received payment in full in respect thereof. If an event described in
Section 14.1(b)(i) or (ii) occurs with respect to OraVax, Evans shall have the right to (i) repossess Product for which Evans has not received payment in full, and (ii) enter into any premises owned or controlled by OraVax at which Product is stored for such purpose.


                           SECTION 7. QUALITY CONTROL

           7.1 Storage and Shipment Specifications. Evans shall provide to OraVax detailed specifications for storage and shipment of the Product. OraVax agrees to comply with such specifications. Evans will be paid by OraVax for any Product damaged subsequent to receipt by OraVax.

           7.2 Rotation of Stocks. OraVax shall monitor expiration dates and ensure proper rotation of stocks.


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
           7.3 Replacement of Defective Product. OraVax shall inspect all batches of Product received. In the event that a batch is found to be damaged or not in good order, OraVax shall so notify Evans within 30 days' of delivery of such batch and Evans shall promptly replace the notified Product or allow a full credit, the specific remedy in such case to be determined solely by Evans. If Evans subsequently determines that such Product is not damaged or such damage is the fault of OraVax, OraVax shall be liable to make payment in full in respect of both the purportedly damaged Product and any replacement Product delivered by Evans.

           7.4 Release Testing. Evans shall be responsible for release testing in the country of manufacture prior to packaging of the Product. OraVax shall be responsible for obtaining a certificate of approval from CBER and any other release testing or procedure in the Product Territory.

           7.5 Product Defects.

                     (a) OraVax shall give immediate written notice to Evans of any alleged manufacturing or other defect in the Product of which OraVax becomes aware and of any possible expense, liability, cost, claim or proceedings arising from the alleged defect.

                     (b) With respect to any adverse drug experiences alleged to be caused by and any alleged manufacturing or other defect in the Product, OraVax shall not take any action or make any admission of liability or other disclosure that is not required by law to any third party with respect to claims, either in the name of OraVax or on behalf of Evans without Evans's prior written consent.

           7.6 Return Policy. No returns shall be accepted unless mutually agreed upon by the Parties. In the event Product is returned in accordance with this Section 7.6, the cost of such returned Product shall not be passed to or accepted by Evans without the prior consent of Evans.

           7.7 Compliance with Regulation. OraVax shall distribute the Product to consumers in full compliance with local and national regulations for the distribution of yellow fever vaccines. The Product shall be distributed only to vaccinating centers approved and designated by State and Health Departments in the U.S., or to the U.S. military and other U.S. government purchasers.

           7.8 Consultation to Consumers. OraVax shall provide expert advice and consultation to consumers on the Product and its utilization. Such advice and consultation may refer to the Product itself or to the general use of YF vaccines for international travel. In no event shall OraVax give any warranties in relation to the Product other than those printed on packaging of the Product or agreed upon mutually. Any additional warranties must be agreed upon by the Parties in writing.

                     SECTION 8. INTELLECTUAL PROPERTY RIGHTS

           8.1. Rights of Evans to Intellectual Property. OraVax recognizes that all intellectual property rights covering or relating to the Product including but not limited to all patents and patent applications in respect of the Product, technical information and other know how, all trademarks of Evans used on or relative to the Product (hereinafter referred to as "Trademarks"), all registered and unregistered design rights in respect of the Product and copyrights in all labels and marks attached to the Products and packages, leaflets and brochures and all clinical trial data and promotional and advertising literature supplied by Evans or on behalf of Evans or generated by OraVax in respect of the Product, are the exclusive property of Evans.

           8.2 Trademark Registrations. Evans shall make any applications for registration of the Trademarks in the Product Territory in its own name. Should it be desirable in the opinion of Evans for an application to be made for the registration in the Product Territory of any of the Trademarks, OraVax shall render all reasonable assistance to Evans in connection therewith. Should it be desirable in the opinion of Evans that any such application should be made in the name of OraVax such application shall be made by OraVax at the expense of Evans; and any registration so obtained shall be promptly assigned to Evans or its nominee on request or upon termination of this Agreement.

           8.3 License of Trademark to OraVax. Should it be desirable in the opinion of Evans, Evans shall grant OraVax a license to use the Trademarks which are registered in the Product Territory. Any such grant shall be at the cost of Evans. Upon the termination (as the case may be) of this Agreement, Evans shall be entitled at its cost to take all steps necessary to terminate any license granted to OraVax under this Section 8.3 and OraVax shall:

                     (a) Cooperate with Evans as and when requested by Evans in having any such license so terminated; and

                     (b) Not oppose or hinder Evans in taking any such steps to have any such license so terminated.

           Other than as is necessary for the proper performance of this Agreement by OraVax, no license, express or implied, is granted by this Agreement by Evans under any of the Trademarks or those of affiliates of Evans.

           8.4 Prior Evans Approval of Trademark Use. Any proposed use of the Trademarks by OraVax shall be submitted to Evans for its prior written approval and the Trademarks shall only be used by OraVax in the manner and form so approved by Evans.

           8.5 Use of Trademarks. OraVax shall use its best endeavors to preserve the value and validity of the Trademarks and, in particular, OraVax will ensure that the Trademarks are always fully capitalized or given other distinctive typographic treatment, and a reference (whether by reference from the first use of the Trademarks to footnotes or otherwise) will indicate that the Trademarks are the trademarks or the registered trademarks, as the case may be, of Evans.

           8.6 OraVax Logo. OraVax shall be entitled to use its corporate logo on any labeling of the Product provided that OraVax's corporate logo is in a form, position and size previously agreed to in writing by Evans. Evans undertakes not to appropriate in any way any of OraVax's intellectual property rights covering or relating to OraVax's logo. OraVax undertakes not to appropriate in any way any of Evan's intellectual property rights covering or relating to Evan's logo. OraVax shall not use in its business any trademarks which are similar or substantially similar to or so nearly resemble the Trademarks so as to be likely to cause deception or confusion.

           8.7 Infringement. OraVax shall promptly notify Evans of any actual, threatened or suspected infringement in the Product Territory of any Trademarks which comes to OraVax's notice, and of any claim by any third party so coming to its notice that the importation of the Product into the Product Territory, or its sale therein infringes any rights of any other person, and OraVax shall at the request and expense of Evans do all such things as may be reasonably required to assist Evans in taking all proceedings in relation to any such infringement or claim.


                           SECTION 9. CONFIDENTIALITY

           9.1 Mutual Confidentiality Covenant. Each Party shall keep secret and confidential all Confidential Information of the other (as defined below) disclosed, made available or acquired for the purposes of this Agreement. Each Party shall also use its best endeavors to prevent the disclosure to any person, other than its employees and authorized agents (and then only when such disclosure is required for the proper performance of this Agreement), of all Confidential Information of the other. Each Party shall use its best endeavors to ensure that the Confidential Information of the other is not used except as expressly allowed by this Agreement. Each Party shall be responsible for ensuring that its employees and authorized agents do not disclose Confidential Information of the other to a third party or make any unauthorized use of the Confidential Information. Each Party shall be responsible for maintaining the Confidential Information with the same degree of care which it uses to maintain its own confidential information and which it warrants as providing adequate protection of such information from unauthorized disclosure, copying or use.

           9.2 Definition of Confidential Information. In this Agreement, "Confidential Information" means any confidential or proprietary information, (whether disclosed or acquired directly or indirectly in writing, verbally or by any other means, and whether disclosed or acquired before or after the date of this Agreement or pursuant to this Agreement or in the course of performing this Agreement), concerning the business of a Party, information related to the Product, and information related to any Party's operations, processes, plans or intentions, production information, know-how, data, formulae, expertise, methodology, drawings, specifications, design rights, trade secrets, inventions, market opportunities and business affairs, production methods, results of testing of the Product, any market research and any new and novel combinations thereof, but does not include information which:

                     (a) is in or comes into the public domain without any breach of this Agreement by the receiving Party; or

                     (b) the receiving Party can show (i) was in its possession or known to it by being recorded in its files prior to disclosure by the disclosing Party; or (ii) to have been independently developed by it in the course of work by its employees who have not had access to the Confidential Information; or

                     (c) the receiving Party obtains or has available from a source other than the disclosing Party without breach by the receiving Party or such source of any obligation of confidentiality or non-use; or

                     (d) is disclosed by the receiving Party with the prior written approval of the disclosing Party.

           9.3 Exceptions. OraVax may divulge Confidential Information required to be kept confidential pursuant to Section 12.1 in confidence to any governmental authority to the extent required to obtain authorization for marketing of the Product except that OraVax will provide adequate prior notice to Evans before providing such information.

           9.4 Return of Documents. Upon termination or expiration as the case may be of this Agreement, the receiving Party shall return to the disclosing party promptly all documents and materials and copies thereof containing the Confidential Information of the disclosing Party except that it may retain one archival copy thereof for the sole purpose of being able to determine the scope of its continuing obligations hereunder.

                         SECTION 10. EVANS'S WARRANTIES

           10.1 Warranty of Evans. Evans does not warrant that Product Approval will be obtained or, if obtained, that Product Approval will be obtained on a timely basis. In the event Product Approval is obtained, Evans warrants that the Product will at the time of delivery comply with the specifications sanctioned by the FDA in connection with Product Approval and will be manufactured in accordance with the specifications outlined in Schedule 1 hereto and in a good and workmanlike manner at a premises which complies with standards stipulated by the relevant regulatory authorities in the Product Territory. OraVax agrees to provide Evans with written information relating to applicable laws, rules and regulations in the Product Territory and in the event that such information proves incorrect or incomplete, the warranty provided by Evans herein shall not apply and OraVax shall indemnify Evans against all Damages accruing to Evans and arising through reliance by Evans on such incorrect or incomplete information.

           10.2 Authority for this Agreement. Each Party warrants and represents that it has full power and authority to enter into this Agreement and to meet the obligations hereunder.

           10.3 No Infringement. Evans warrants that as of the date of this Agreement it is not aware of any infringement in the Product Territory of any third party patents issued prior to the date of this Agreement by the Product meeting the specifications in Schedule 1.

           10.4 Indemnification. Evans shall indemnify and keep indemnified and hold OraVax, its employees, agents and contractors harmless against all Damages arising for which OraVax or its employees, agents or contractors may be or become liable which arise directly or indirectly from or in respect of any third party alleging infringement of any patent issued prior to the date of this Agreement, copyright, trademark or other intellectual property right of Evans relating to the Product. This Section 10.4 shall not apply with respect to cases in which OraVax, its employees, agents or contractors, as the case may be, have failed to handle and use the Product in accordance with the terms of this Agreement or have otherwise acted negligently or in breach of this Agreement in which case OraVax shall indemnify and keep indemnified and hold Evans, its affiliates, employees, agents and contractors harmless against Damages arising for which Evans or its affiliates, employees, agents or contractors may be or become liable and arise directly or indirectly from or in respect of any third party alleging infringement of any patent, copyright, trademark or other intellectual property right due to such failure by OraVax to handle and use the Product in accordance with the terms of this Agreement, or their negligence or breach of this Agreement.

                           SECTION 11. PRODUCT RECALL

           11.1 Notice of Recall. OraVax shall inform Evans forthwith by telephone or facsimile transmission (immediately confirmed in writing) in the event of any circumstances giving rise to a possible or actual recall of the Product. Evans shall inform OraVax forthwith by telephone or facsimile transmission (immediately confirmed in writing) in the event of any circumstances giving rise to a possible or actual recall of any batches of the Product delivered to OraVax.

           11.2 Right to Discontinue Sale of the Product. Evans shall have the right (irrespective of any power granted by law to the FDA or other authority in the Product Territory) on the grounds of public health and safety to require OraVax to discontinue sale of and recover some or all of the batches of the Product specified by Evans.

           11.3 Notification to Purchasers of the Product. Where a product recall has been initiated whether by the FDA or other authority or by Evans pursuant to Section 11.2, OraVax shall inform purchasers of the Product so affected and shall require them to deliver or to make available for collection all such stocks of the Product in their possession. OraVax shall ensure that such stocks of the Product are collected and stored separately and securely in premises controlled by OraVax pending further instructions from Evans.

           11.4 Reimbursement of Costs. Evans shall reimburse OraVax for all costs of any action taken pursuant to this Section 11 provided that where such costs are caused by the negligence, breach of this Agreement or willful default of OraVax, its employees or agents, OraVax shall bear such costs alone.

           11.5 Notice of Product Recalls Outside the Territory. Evans shall notify OraVax immediately in the event a product recall of the Product has been initiated by Evans or any sub-contractor of Evans in any country of the world other than in the Product Territory.


                        SECTION 12. ADVERSE DRUG REPORTS

           12.1      Adverse Drug Experience.

                     (a) OraVax shall conduct post marketing surveillance of adverse events as required by the FDA. If OraVax receives any report of a serious adverse drug experience (as described in Schedule 3) allegedly caused by the Product, OraVax shall report the matter to the relevant regulatory authorities in compliance with the laws and regulations of the Product Territory covering licensed products and OraVax shall report to Evans in a manner consistent with the spontaneous

          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


adverse drug event (ADE) reporting procedure developed by Evans for use by its distributors forthwith by telephone or facsimile transmission (immediately confirmed in writing). Evans shall have responsibility for the notification of regulatory authorities in the United Kingdom and in other countries in which the Product is distributed, according to the statutory requirements in such countries.

                     (b) If Evans receives any report of a serious adverse drug experience allegedly caused by the Product in any country of the world other than the Product Territory, Evans shall immediately advise OraVax accordingly.

                     (c) Evans shall provide OraVax on a biannual basis with written summaries of reports of adverse drug experiences that are not serious but are allegedly caused by the Product in any country of the world other than the Product Territory.

                     (d) OraVax shall provide Evans on a biannual basis with written summaries of reports of adverse drug experiences that are not serious but allegedly caused by the Product in the Product Territory.


                          SECTION 13. PRODUCT LIABILITY

           13.1 Indemnification of OraVax. Evans shall indemnify and keep indemnified and hold harmless OraVax, its employees, agents and contractors against Damages for which OraVax shall or may be or become liable which arise directly or indirectly from or in respect of any Product supplied by Evans or on behalf of Evans to OraVax, or from such Product's, uses or effects, except those Damages caused by the breach of this Agreement, negligence or wilful default of OraVax its employees, agents or contractors.

           13.2 Indemnification of Evans. OraVax shall indemnify and keep indemnified and hold harmless Evans, its employees, agents and contractors against all Damages arising for which Evans shall or may be or become liable which arise directly or indirectly from or in respect of the breach of this Agreement, wilful default or negligence of OraVax, its employees, agents, or contractors.

           13.3 Product Liability Insurance. Each Party warrants that it has, and will maintain for a period of four years following termination of this Agreement, a product liability policy of insurance covering all risks liable to be incurred under this Section for an amount not less than US[**] naming Evans as an insured party. In addition, OraVax shall effect at its own cost such insurance as may be required by governmental or statutory authorities in the Product Territory. Each Party will use its best endeavors not to do anything at any time which may disentitle it to claim under such policy or which prejudices or in any manner adversely affects its right to make a claim pursuant to such policy. Each Party must, upon any reasonable request from the other Party, produce a certificate of currency in respect of such policy. If at any time either Party fails to maintain such policy the other Party shall be entitled to effect same on that party's behalf and recover as a debt from that Party the costs incurred in so doing and at its option terminate this Agreement pursuant to Section 14.1(b)(iii). Each Party must advise the other in writing within 48 hours of it becoming aware of the occurrence of any event relating to the Product which could or might lead to a claim under, or the cancellation of, such policy for any reason whatsoever.

           13.4 Notice of Claims. The indemnities provided in this Section 13 and Section 10.4 hereof shall apply only if the indemnified Party shall promptly notify the indemnifying Party in writing of any claims, proceedings, or other actions or the threat thereof in respect of which indemnification may be sought. The indemnified Party shall reasonably cooperate with the indemnifying Party in connection with defending or settling any claim, proceeding or other action in respect of which indemnification may be sought. No settlement of any claim, proceeding or other action or threat thereof for which indemnification is sought shall be made without the prior written approval of the indemnifying Party. The indemnifying Party will have the sole control over the defense and/or settlement of any claim, proceeding, or other action for which indemnification is sought, subject to the indemnified Party's right to select and use its own counsel and the indemnified Party's sole cost and expense.


                             SECTION 14. TERMINATION

           14.1      This Agreement may be terminated:

                     (a) By either Party without cause by giving to the other Party;

                               (i) At least six (6) months written notice
expiring with the expiration of the Initial Period; and thereafter

                               (ii) At least six (6) months written notice,
expiring with the expiration of the current Additional Period.

                     (b) By the Party not affected by giving to the other Party written notice to terminate on the date specified in the notice should any of the following events occur, namely:

                               (i) The other Party becoming insolvent or having
a receiver appointed of its assets, or execution or distress levied upon its assets;

                               (ii) An order being made or a resolution being
passed for winding-up or liquidation of the other Party;

                               (iii) Failure of the other Party to observe any
of the terms hereof to a material and significant extent and to remedy the same within the period specified in a notice given by the aggrieved Party to the Party in default calling for remedy, being a period not less than thirty (30) days;

                               (iv) The other Party's failure to perform its
duties hereunder for a continuous period of three (3) months or for a total period of six (6) months in any period of twelve calendar months due to a cause beyond the reasonable control of the Party failing to perform, including fire, flood, riot, breakdown of machinery, industrial action, shortage of materials, epidemic, government action or war;

                     (c) By either Party upon three (3) months, written notice to the other Party;

                               (i) prior to the first launch of the Product in
the Territory, provided that such termination is due to the legitimate failure of the Product for clinical or regulatory reasons, or

                               (ii) In the event that the GM falls below the
current GM Target as contemplated in accordance with the prior mutual agreement of the Parties.

                     (d)       In accordance with Section 2.4.

           14.2 In the event of this Agreement being terminated, OraVax undertakes to reasonably co-operate with Evans and any successor of OraVax appointed by Evans and (if applicable) any other distributor of the Products in the Product Territory with a view to ensuring an orderly transfer of any licenses and distribution responsibilities.

           14.3 On termination or expiration of this Agreement, as the case may be:

                     (a) OraVax shall provide Evans with full particulars of all unsold Product (including quantities of each Product, the dates on which the Product was delivered) in its possession. Evans shall be entitled at its discretion to purchase from OraVax at the price actually paid by OraVax all or any of the unsold Product.

                     (b) If so requested by Evans, OraVax shall arrange for delivery of the Product purchased by Evans pursuant to paragraph (a) of this
Section 14.3 to such

          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


destination or destinations as may be designated by Evans. All delivery arrangements shall be subject to the prior approval of Evans. Reasonable costs of freight and insurance for such delivery shall be paid by Evans.

                     (c) Any Product in respect of which Evans has notified OraVax in writing that it does not wish to repurchase pursuant to paragraph (a) of this Section 14.3, may be sold by OraVax within six (6) months after termination, in which case the terms of this Agreement or such of them as are relevant shall continue to operate until the remaining Product has been sold or the period of six (6) months expires, whichever first occurs. Any remaining unsold Product may be collected by Evans after such six month period, and Evans shall pay to OraVax [**] percent of any amounts that Evans receives in respect of such Product net of expenses of collection and sale.

                     (d) OraVax shall promptly forward to Evans, at OraVax's cost, all Confidential Information and all promotional and advertising materials and all technical information relating to the Product then in OraVax's possession; and OraVax shall not keep any copies of such materials and information, subject to the provisions of Section 9.4.

                     (e) OraVax shall not be entitled to compensation for goodwill which may have accrued to the marketing of the Product in the Product Territory, and Evans may make such other arrangements for marketing the Product as it may deem expedient in order to preserve the goodwill in such marketing exercise.

                     (f) OraVax shall have a [**] right of first refusal with respect to any similar agreement that Evans desires to enter into if the proposed terms of such agreement are more favorable than those in existence under this Agreement at the time of termination; provided, however, that this
Section 14.3(f) shall not apply in the event that this Agreement is terminated by Evans pursuant to Section 14.1(b)(iv), on account of a material breach by OraVax of its obligations under this Agreement.

           14.4 The termination of this Agreement shall be without prejudice to the rights, obligations and remedies of the Parties accrued up to the date of such termination or continuing thereafter.

                        SECTION 15. ANCILLARY PROVISIONS

           15.1 Assignment by Evans. Nothing herein shall restrict Evans's right to assign this Agreement or the rights or obligations hereunder to a third party, provided that such assignment does not have the effect of compromising any material rights and privileges granted to OraVax herewith.

           15.2 Subdistributors. OraVax shall not sell the Product through a sales agent or sub-distributor except with the prior written consent of Evans to any sub-distributor unless the distributor is a wholly-owned subsidiary of OraVax. Sales of Product by any such distributor shall be deemed a sale by OraVax. OraVax shall be and remain responsible for the acts and omissions of any such distributor in relation to this Agreement and the resale of the Product.

           15.3 Entire Agreement. This Agreement embodies all the terms binding between the Parties hereto and replaces all previous representations or proposals (whether written or oral) not embodied herein. Amendments hereto shall not come into operation until duly embodied in any amending Agreement properly executed on behalf of both Parties hereto.

           15.4 No Waivers. No waiver by either Party of any default in the strict and literal performance of or any compliance with any provision, condition or requirement contained in this Agreement shall be deemed to be a waiver of strict and literal performance of and compliance with any other provision, condition or requirement contained in this Agreement nor to be a waiver or in any manner a release of the other Party from strict compliance with any provision, condition or requirement in the future. Nor shall any delay or omission of any party to exercise any right under this Agreement in any manner impair the exercise of any such right accruing to it thereafter. Unless otherwise expressly stated, no remedy granted in this Agreement to either Party shall be deemed to exclude any other remedy which would otherwise be available. Each Party shall bear its own legal costs and expenses of and incidental to the preparation of this Agreement.

           15.5 Governing Law. The Parties will attempt to resolve all disputes under this Agreement in a friendly and constructive manner, and any such disputes remaining unresolved shall be governed by the laws of the State of New York, U.S.A., without regard to the conflict of laws and principles thereof.

           15.6 Survival. Sections 7.9, 8.1, 9, 11, 12, 13, 14.2, 14.3 and 14.4
shall survive termination.

           15.7 Assignment by OraVax. OraVax shall have no rights to assign this Agreement or the rights and obligations hereunder except (i) with the prior written consent of Evans or (ii) to a successor business entity which acquires or encompasses substantially all the business and assets of OraVax. A change in ownership or control of OraVax shall not be deemed an assignment of this Agreement.

           15.8 Force Majeure. A Party shall not be liable for any failure to perform or observe any term of this Agreement if performance or observance has been delayed, hindered, restricted or prevented by any circumstance not within the direct control of such Party, including without limiting the generality of the foregoing, Acts of God, strikes, lock-outs or other industrial disturbances, war, hostilities or the threat or apprehension thereof or any interruption to the supply of materials or information or any accident or breakdown of machinery or the making of emergency or essential repairs thereto or compliance with any valid order of any governmental or public authority' and the time or times for performance of the obligations of the respective Parties to be performed herein shall be extended by a period equal to each such period of delay, provided that such Party shall forthwith give notice to the other Party in accordance with the provisions of this Agreement and shall endeavor to remove or remedy the cause thereof with all due diligence and expedition. Clause 14.1(b)(iv) shall apply.


                               SECTION 16. NOTICES

           16.1 Where this Agreement requires a written notice, the notice may be given by post, personal delivery or facsimile transmission to the other Party and is to be marked to the attention of the person from time to time designated for this purpose by the other Party. The signatories to this Agreement are the persons initially designated for this purpose and their respective initial addresses and facsimile numbers are set - out hereunder:

                     Evans Medical Limited
                     Evans House, Regent Park
                     Kingston Road, Leatherhead
                     Surrey KT22 7PQ
                     United Kingdom
                     Facsimile 01372 364018

                     OraVax, Inc.
                     38 Sidney Street
                     Cambridge, MA 02139, U. S. A.
                     Facsimile + 1 (617) 494 1741

           16.2 No written notice is to be effective until received, or deemed to be received by the other Party as follows:

                     (a)       in the case of personal delivery, upon delivery;

                     (b) in the case of a letter, on the fifth business day after posting (business days to be determined according to the place of receipt); and

                     (c) in the case of a facsimile transmission, on the business day on which it is dispatched, or, if dispatched on a non-business day, or after 5 pm on a business day then on the next business day (times and business days to be determined according to the place of receipt) after the day on which it is dispatched. A record from the dispatching facsimile machine detailing the time and date of the transmission shall be evidence of transmission, unless proved to the contrary.



           IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first written above.


                                                    EVANS MEDICAL LIMITED


                                                    By:    /s/ John Murphy
                                                           ---------------------
                                                    Title: European Director


                                                    ORAVAX, INC.


                                                    By:  /s/ Keith S. Ehrlich
                                                         -----------------------
                                                         Keith S. Ehrlich
                                                         Vice President and
                                                         Chief Financial Officer

          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                   SCHEDULE 1

            OUTLINE OF CLINICAL TRIAL AND RESPECTIVE RESPONSIBILITIES

           (Terms in the Agreement shall, if a conflict arises, apply instead of any terms in this Schedule or any documents
                         contemplated by this Schedule)

CLINICAL TRIALS WORKSCOPE

CLINICAL PROTOCOL AND INVESTIGATOR'S BROCHURE

- Evans has prepared a clinical protocol for a pivotal trial of their YF 17D vaccine in the United States [**].

- [**] Evans and OraVax will [**] taking into consideration input previously provided [**].

- An Investigator's Drug Brochure (IDB) will be prepared by Evans and a copy provided to OraVax.

- The clinical protocol and IDB will be reviewed and approved by the Heads, Clinical and Regulatory Affairs at Evans and OraVax.

-          Evans will file these documents as part of an IND submission to FDA
           [**].

IND

-          Evans will be responsible for submission of the IND to FDA [**].

- Evans will provide a complete draft copy of the IND to OraVax two weeks prior to submission to FDA.

OPERATIONAL ASPECTS OF THE CLINICAL TRIAL(S)

GENERAL

- OraVax and Evans will mutually agree in advance on the respective roles of the Companies in operational aspects of the clinical trials, listed below. The underlying principle is that OraVax is willing to independently undertake all components of the trial(s), but is pleased to collaborate on any and all these components, depending entirely upon the capabilities and interests of Evans in specific aspects of the trial(s). The details of such collaborations and the

         Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


           responsibilities of the respective parties shall be worked out in meetings between the partners and documented in a Clinical Action Plan.

CLINICAL ACTION PLAN

[**], a Clinical Action Plan will be prepared that details the operational activities required to implement the trial(s), the parties responsible for these activities, and realistic timelines. The Clinical Action Plan will be approved by the Head(s), Clinical Affairs and Regulatory affairs, OraVax and Evans.

- All aspects of the clinical trial(s) will be performed according to guidelines and regulations for GCP, as specified in the FDA Code of Federal Regulations 21 CFR.

- Approved Standard Operating Procedures (SOPs) will be in place for all aspects of the clinical trial(s).

- Study documentation will be sufficient to withstand future inspections by the FDA.

- The overall budget for the clinical trial will be approved by OraVax and Evans.

-          The Clinical Action Plan will contain the following information:

                     -Specific responsibilities of OraVax and Evans -Completion of Clinical Protocol, IDB, Pharmacy Brochure, Study-specific SOPs
                     -Number of subjects planned
                     -Number of centers
                     -Qualification of investigators, archiving CV's, and form 1572's
                     -Confidentiality agreements with investigators
                     -Start and finish dates
                     -Case Report Form preparation
                     -Regulatory and Ethics Committee approval
                     -Shipment, distribution and storage of clinical trials material
                     -Financial agreements and method of payment
                     -Investigator's and study coordinator meetings
                     -Subject enrollment
                     -Clinical and medical monitoring
                     -SAE reporting
                     -Data base management
                     -Data cleaning procedures
                     -Statistical analyses
                     -Serological testing (Baseline flavivirus serology, YF neutralization test)
                     -Back-titration of vaccine
                     -Other outcome and safety laboratory measurements

                     -Clinical study report
                     -Publications, authorship

- Clinical trial sites and investigators with experience in conducting clinical trials will be identified. Insofar as possible, these sites will be geographically clustered in New England to facilitate clinical monitoring. Sites will be travel clinics or physicians having prior approval to administer YF vaccine.

TRIAL IMPLEMENTATION

- OraVax will implement those parts of the Clinical Action Plan that are specified as OraVax's responsibilities.

- Evans will implement those parts of the Clinical Action Plan that are specified as Evans' responsibilities.

- Trial(s) will be implemented such that no undue delays or cost overruns occur, in the judgment of both parties.

          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                   SCHEDULE 2

                                  SALES TARGETS


           OraVax represents that it is reasonably able to and shall seek to achieve no less than [**] and [**] of the U.S. private market within the [**] years, respectively, following commencement of sales of the Product in the Product Territory.

                                   SCHEDULE 3

            SPONTANEOUS ADVERSE DRUG EVENT (ADE) REPORTING PROCEDURE-
                             INDIVIDUAL CASE REPORTS


All Adverse Event (ADE) reports to the Distributor should be directed to a named individual, nominated by the Distributor. This nominated contact will be responsible for all communication between the Distributor and the Supplier's central ADE reporting procedure.

Standard form ADE1/C may be used to record the initial report of an adverse experience. As much information as possible about the ADE should be requested and recorded.

Each ADE Report should be assigned an identifying number by the nominated contact. All ADEs reported to the Distributor are to be forwarded as soon as possible, i.e. on the same working day, but in any event within 3 working days, by fax or telephone to the Product Safety Manager, at the Supplier's premises.

The Distributor should follow up the ADE report to obtain additional details, and where the reporter is a non health professional, medical confirmation. Form ADE1/D may be used to obtain follow-up information and written confirmation of the initial report.

On receipt of the initial report from the Distributor the Product Safety Manager will log it into Product Safety's centralized procedure, and assign a central reference number consisting of 3 letters (DIS) the last 2 digits of the year, and a sequential number. The Product Safety Manager will acknowledge receipt of the report and advise the Distributor of the central reference number assigned.

The Product Safety Manager will submit the ADE report to Regulatory Authorities in all countries where the product is marketed, including the Regulatory Authority in the country where the report originated, according to regulatory requirements. The Distributor will be copied on any correspondence with the local Regulatory Authority.

The Distributor will forward to the Product Safety Manager, as soon as possible after receipt, the reporter's written confirmation of the event and any additional information, clearly identified with the central reference number.

ADE reports will be notified to the local Regulatory authority in other markets if appropriate, according to their requirements. The Distributor will be copies on any correspondence in the local market.

A summary of the procedure, and forms ADE1/C and ADE1/D are attached.

The name of the nominated contact should be forwarded to Product Safety as soon as possible so that other Pharmacovigilance issues of mutual interest can be discussed and agreed.

SPONTANEOUS ADVERSE EVENT (ADE) REPORTING PROCEDURE

ADE report from e.g. medic, pharmacist, customer, regulatory authority


NOMINATED CONTACT AT DISTRIBUTOR

- Report ADE to Product Safety Manager at Evans Medical Ltd. on form ADE1/C as soon as possible, (same day if possible but within a maximum of 3 working days, Fax No. +441372 364163, Tel No. +441372 364164).

-          Request written confirmation of ADE from reporter/prescribing doctor.
           Form ADE1/D may be used for this purpose.


PRODUCT SAFETY, Evans Medical Ltd.

-          Assign central reference number to ADE1/C

-          Acknowledge receipt and advise assigned central reference number.

-          Obtain Evans Medical assessment on ADE2A form, is ADE serious?
           Unexpected? Associated with product administration?

- In accordance with medical assessment and regulatory requirements notify Regulatory authorities, (including Regulatory Authority in country of origin) of ADE

- Notify the Local Regulatory Authority, as appropriate, of ADEs occurring in other countries.

-          Copy the Distributor on any correspondence with the Local Regulatory
           Authority.


NOMINATED CONTACT, DISTRIBUTOR

- Fax all follow-up information, clearly identified with assigned central reference number, to Product Safety Manager, Evans Medical Ltd.

- Notify Product Safety Manager at Evans Medical Ltd. when considered no further information forthcoming and case is closed.

                                                                                                  FORM ADE1/C/V

                       ADVERSE EXPERIENCE REPORT (Vaccine)

1  Caller                                      2  Clinical to contact (if name supplied)          Product Safety use
Dr/Mr/Mrs/Ms                                   Dr/Mr/Mrs/Ms
                                                                                                  AE No:
Address                                        Address
                                                                                                  Receipt Date:
                                                                                                          _____/____/____
                                                                                                          DD  MM  YY
Tel___________ Fax___________                  Tel___________ Fax___________
Position_____________________                                                                     Alert report No: _______
                                               3  Was call an Enquiry? ___  Report of AE? ___  Other? ___
4  Vaccine:________________        Date of Vacc.:____/____/____      B/No:_________________

Try course/Booster? ___________ If try, which dose? _________ Date of last vaccination:___/___/___
5  Patient    Initials ____     M/F    DOB or Age (elderly/infant/child, if not precisely known) ____
Concurrent vaccines/medication:


Medical history-Any events after earlier doses/any allergies?


6  Description of event    Onset time (either date or time after admin. of vaccine):________________



7  Action taken (state if none or unknown)

Treatment given?


Was patient admitted into hospital/hospital admission prolonged?
8  Outcome  Disabled/Incapacitated  ____                      Recovered  ____
            Fatal                   ____                      Continuing ____
9  Does reporter consider that the adverse event was related to the vaccine?

Any other explanation for events?
Company Nominated Contact's Signature:______________________ Date:___/___/___ (DD/MM/YY)

                                                                   FORM ADE1/D/V



                  ADVERSE EXPERIENCE REPORT (MARKETED VACCINE)

DESCRIPTION OF ADVERSE EXPERIENCE (including relevant investigations and treatment required):
DIAGNOSIS:
MOST SIGNIFICANT SYMPTOM:

AE onset date: ____/____/____             time to onset: ______         Date AE resolved: ____/____/____
                     DD MM  YY                      (if less than 24hrs)                               DD MM  YY

SUSPECT PRODUCT:_________________                   B/No.____________         storage conditions:__________

Date of vaccination: ____/____/____       Dose:________                 Route/Site:______    Indication:__________
                            DD  MM  YY

Course:  Try ___   booster ___            If try, which dose:______     Date(s) of prev. dose(s): ____/____/___
                                                                                                                    DD MM  YY
Previous exposure?  Yes ___   NO ___  AE experienced with previous exposure?  Yes ___   No ___
If YES, describe:_____________________________________________________________________________

PATIENT'S DETAILS:
Patient Initials:______                   Sex:  M ___    F ___                Pregnant: Yes ___   No ___

Patient's date of birth: ____/____/____        or       Age:_____             If under 6 yrs, no. of siblings:_____
                                               --
                               DD  MM  YY

Ethnic Origin:______________ (Caucasian, Asian, etc.)    Weight:______  Height:_______

Relevant Medical History, including Allergies:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

CONCOMITANT MEDICATION DETAILS (any medication taken in 3 months prior to AE onset)

          Medication Name                   Dose           Frequency         Route/         Indication                 Dates
include batch or lot no. if known)                                            Site                           start              stop
------------------------------------------------------------------------------------------------------------------------------------

FORM ADE1/D/V                                                                 AE No. ___________________________
ACTION TAKEN (CHECK ALL THAT APPLY)

required intervention          ____
specify:_______________________________________________________________________________________
_______________________________________________________________________________________________
_______________________________________________________________________________________________

                     new       ____
hospitalization                                          From:____/____/____            To:____/____/____
                                                                  DD MM  YY             DD MM   YY
                     prolonged ____

OUTCOME (CHECK ALL THAT APPLY)

disability                     ____
life threatening               ____
congenital anomaly             ____
resolved                       ____
resolving                      ____
continues                      ____
unknown                        ____
fatal                          ____

           date died:____/____/____            cause:______________________             confirmed by autopsy ____

ASSESSMENT

Relationship of AE to Drug:               none      ____      unlikely        ____      possible    ___
                                          probable  ____      highly probable ____      unclassifie ___
                                          mild      ____      moderate        ____      severe      ___

REPORTER'S DETAILS:                                                     RESPONSIBLE PHYSICIAN'S DETAILS:
                                                                              (if different)
Name:__________________________________________                               _______________________________________
Occupation:_____________________________________                              _______________________________________
Address:________________________________________                              _______________________________________
        ________________________________________                              _______________________________________
Country:________________________________________                              _______________________________________
Telephone:______________________________________                              _______________________________________

Has the Regulatory Authority been notified?  Yes __ NO __   If YES, Date sent ____/____/____ and
ref. No. ___________                                                           DD   MM   YY

HEALTH PROFESSIONAL'S SIGNATURE:____________________________                                      Date:____/____/____
Please state:  Physician/Dentist/Pharmacist/Nurse/Coroner                                               DD   MM   YY